IDL Global -- WRAP Agreement

This Agreement is made as of September 28, 2016 (“Effective Date”) by and between WRAP, a New York corporation having its principal place of business at New York, NY (“WRAP”) and IDL Global, a California corporation having its principal place of business at Saratoga, CA (“IDL”).

1.

Purpose.  IDL and  intend to cooperate in, among other things, capital raise, marketing or licensing of intellectual properties, patents and/or patent applications, know-how, technologies and products.

2.

IDL Duties.  IDL will act as an intermediary on WRAP’s behalf to identify and qualify various companies desirous of capital infusion, acquiring the products, IPs, patents and technology from .

3.

Efforts.  IDL and will use reasonable efforts to negotiate and conclude this specific business arrangement and transaction with the identified and introduced parties.

4.

Fees. WRAP will pay IDL success fee on the gross value of the transaction successfully concluded by IDL. For purposes of this Agreement, “Transaction” shall mean company purchased or licensed or profit share arrangement from the introduced company. Success fee will be paid within three (3) business days from receipt of payments.

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Private label programs 10%

Optional services

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Strategic corporate alliances or investment 11%

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M&A 7.5%

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Technology and Product licensing 10%

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IP and Patent transaction 10%

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Royalties to be determined for every transaction

Any amount of the transaction value of over the base valuation (determined by WRAP) will be shared 50-50 between WRAP and IDL.

5.         Payment Collection.  IDL is authorized by WRAP to collect payments on all transactions when needed and appropriate.

6.

Term.   This Agreement shall be effective for two (2) years from the Effective Date.  Either party may terminate the Agreement for any reason with sixty (60) days prior written notice to the other party. Unless a party delivers written notice of non-renewal to the other party at least sixty (60) days before the end of the current term, the Agreement shall renew automatically each year for an additional one (1) year term.

7.

No Circumvention.   will not circumvent IDL with the introduced party for 3 years after the introduction by IDL.

8.

Fees Upon Termination.  In the event termination or expiration of this Agreement, IDL will be compensated on all transactions in progress.  IDL will be paid the entire Agreement to which it would be entitled under Section 4 of this Agreement within two (2) years following termination or expiration of this Agreement.

9.

Confidentiality.  All information and materials exchanged and produced by  and IDL during the course of any of the services provided by IDL to  shall be proprietary and confidential to either  or IDL or both, unless such information or materials (i) becomes public knowledge or is received by the other party without the fault or action of the other party or any breach of any confidentiality obligation; (ii) was independently developed by a party without use or access to the other party’s confidential information; or (iii) was previously known to a party prior to receipt of the other party’s confidential information, or (iv) are disclosed to the public by the operation or the requirement of the law.  Each party shall cause all its relevant personnel and employees to handle this information and materials with the strictest care and protection.  Neither party may release nor disclose such confidential information and materials unless the other party consents in writing.  The contents of this agreement are confidential.

10.

Dispute Resolution.  Any controversy, claim or dispute in respect of the construction of this Agreement, or arising out of, or relating in any manner to the provisions of this Agreement or the breach thereof, shall be settled amicably.  If such amicable settlement proves impossible, then settlement of such controversy, claim or dispute shall be finally settled by arbitration under the Rules of the American Arbitration Association.  Such arbitration shall be held in San Jose, California.

IN WITNESS WHEREOF, WRAP and IDL have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

WRAP By: Name: Title:	IDL By: Name: Title: